ITUS Announces Common Stock Rights Offering and Ownership Day

LOS ANGELES, CA – January 19, 2017: ITUS Corporation (“ITUS”) (NASDAQ: ITUS), a company developing Cchek™, a cancer diagnostic platform based on the body’s immunological response to a malignancy, today announced that its board of directors has approved a rights offering for ITUS shareholders of up to $12,000,000. The rights offering will include the non-transferable right to purchase one (1) share of ITUS common stock, at a discount, for each share of ITUS common stock owned by shareholders on the ownership day of Friday, February 10, 2017.  The discounted price will be the lesser of (i) twenty-five percent (25%) discount to the volume weighted average price for ITUS common stock for the five (5) trading day period through and including Wednesday, February 15, 2017, the Record Date, subject to ITUS board approval and (ii) fifteen percent (15%) discount to the volume weighted average price for ITUS common stock for the five (5) trading day period  through and including Friday, March 10, 2017. ITUS shareholders may elect to participate in the rights offering during the subscription period, which will begin on February 17, 2017, and is scheduled to end on March 10, 2017. The final discounted price will be announced on March 10, 2017 after market close and will be available on our website at www.ITUScorp.com.

Robert Berman, ITUS’s President and CEO stated, “Instead of a more traditional financing structure where third parties that are new to the company receive beneficial terms that are dilutive to existing shareholders, this rights offering allows us to offer the benefit to our loyal shareholder base who have been supportive of the company. Based upon the progress that we have made with Cchek™, we believe our prospects for success have never been higher and our shareholders are deserving of the opportunity to increase their participation in the upside of our company as we continue to reach important milestones towards the regulatory approval and commercialization of Cchek™”.

Proceeds from the rights offering will be used for general working capital purposes, including the continued development of Cchek™, and to further strengthen the company’s balance sheet by reducing the company’s debt. Because the rights are not transferable, the rights cannot be sold, borrowed, assigned, or traded, and the only way to obtain the rights is to be a shareholder of record as of February 15, 2017.

The proposed calendar for the 2017 rights offering is as follows:

Friday, February 10

Ownership Day - last day to purchase ITUS common stock to receive rights.  (must purchase by 4:00 P.M. Eastern Time to become a shareholder on the Record Date)

Monday, February 13

ITUS trades Ex-Right

Wednesday, February 15

Record Date (must own ITUS common stock to be eligible to receive rights) Maximum Price for rights offering is set.

Friday, February 17

Subscription Period begins

Friday, March 10

Subscription Period ends at 5:00 pm eastern time (subject to extension of up to thirty (30) days at the discretion of the Company).

The company will announce any changes to the above schedule, and the company reserves the right to cancel the rights offering at any time prior to the closing of the rights offering. ITUS recommends that current ITUS shareholders consider notifying their broker or financial advisor about the upcoming rights offering to ensure they will maximize their ability to participate in the rights offering.

The rights offering will include an over subscription privilege, which will entitle each rights holder that exercises its basic subscription privilege the right to purchase additional shares of ITUS common stock that remain unsubscribed at the expiration of the rights offering.  Both the basic and over-subscription privileges are subject to proration.

Volume Weighted average pricing, commonly referred to as “VWAP”, is the average share price of a stock weighted against its trading volume within a particular time frame, which in this instance will be a trading day. VWAP will be calculated as the number of shares bought during a given day multiplied by the share price of each purchase, the product of which is divided by the total shares bought. For the convenience of our shareholders, ITUS will calculate and make available the applicable VWAP pricing referred to in the opening paragraph above.

The rights offering will be made pursuant to ITUS’s effective shelf registration statement on Form S-3 (Reg. No. 333-206782) on file with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement containing information about the company and the rights offering, which will include step by step, easy to follow, detailed instructions, will be filed with the SEC prior to the commencement of the rights offering and will be mailed to each shareholder holding shares on the record date. The Company has hired MacKenzie Partners, Inc. as its information agent to assist shareholders with the transaction. Prior to the mailing of the prospectus, general information about rights offerings and answers to frequently asked questions will be made available on the Investor section of the ITUS website, as well as at 1(800)322-2885. Live operator telephone support to assist shareholders will also be available from 8 am to 9 pm Eastern standard time on weekdays and from 10 am to 6 pm on Saturdays.

Source Capital will act as dealer manager and placement agent agreement for the rights offering. Source Capital Group invites any broker dealers interested in participating in the rights offering to contact Source's syndicate department at ITUS@sourcegrp.com.

The information herein is not complete and is subject to change. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities. The offering can be made only by a final prospectus, including a prospectus supplement. Investors should consider investment objectives, risks, charges and expenses carefully before investing. The base prospectus included in the registration statement contains additional information about ITUS, and the prospectus supplement will contain additional information about the rights offering, and rights holders should read both carefully before exercising their rights and investing.

ITUS Corporation

ITUS funds, develops, acquires, and licenses emerging technologies in areas such as biotechnology.  The Company is developing a platform called Cchek™, a series of non-invasive, blood tests for the early detection of solid tumor based cancers, which is based on the body’s immunological response to the presence of a malignancy.  Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS Corporation's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Contact: Dean Krouch

310-484-5184

dkrouch@ITUScorp.com

ITUS Corporation: FOCUSED ON INNOVATION™